Calculation of Filing Fee Tables
S-8
Praxis Precision Medicines, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	1,511,704	$ 313.40	$ 473,768,033.60	0.0001381	$ 65,427.37
Total Offering Amounts:						$ 473,768,033.60		$ 65,427.37
Total Fee Offsets:								$ 22,740.73
Net Fee Due:								$ 42,686.64
Offering Note
[1]	This Registration Statement on Form S-8 (the "Registration Statement") registers the offer and sale of 1,259,754 shares of Common Stock that may become issuable under the registrant's Stock Option and Incentive Plan, as amended and restated (the "2020 Plan") pursuant to its terms and 251,950 shares of common stock that may become issuable under the registrant's 2020 Employee Stock Purchase Plan ("2020 ESPP") pursuant to its terms. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the 2020 Plan or the 2020 ESPP to prevent dilution resulting from any stock split, stock dividend or similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. The proposed maximum offering price per share is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The maximum price per share and maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on February 11, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Praxis Precision Medicines, Inc.	S-3	333-277656	03/05/2024		$ 22,740.73	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	0	$ 154,069,953.42
Fee Offset Sources	2	Praxis Precision Medicines, Inc.	S-3	333-277656		03/05/2024						$ 22,740.73
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 5, 2024, the registrant filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-277656) for the offer and issuance of $750,000,000 of its securities, which was declared effective on March 12, 2024 (the "Source Registration Statement") and for which the registrant paid a filing fee of $105,280.86. On December 23, 2024, the registrant filed a registration statement on Form S-3ASR (File No. 333-284016) (the "New Registration Statement"). Upon filing of the New Registration Statement, the offering of securities under the Source Registration Statement terminated, with $404,069,953.42 of the registrant's securities remaining unsold under the Source Registration Statement. The registrant previously paid a filing fee of $59,640.73 (the "Remaining Fee") for such unsold securities. The registrant carried forward to the New Registration Statement $250,000,000 of securities that were previously registered under the Source Registration State, utilizing $36,900 of the Remaining Fee. As a result, following the filing of the New Registration Statement, the registrant still had $22,740.73 of the Remaining Fee available for application to subsequent registration statements. In accordance with Rule 457(p) of the Securities Act, such unused filing fees are being used to offset the filing fee currently due for this Registration Statement.

Offset Note
[2]	On March 5, 2024, the registrant filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-277656) for the offer and issuance of $750,000,000 of its securities, which was declared effective on March 12, 2024 (the "Source Registration Statement") and for which the registrant paid a filing fee of $105,280.86. On December 23, 2024, the registrant filed a registration statement on Form S-3ASR (File No. 333-284016) (the "New Registration Statement"). Upon filing of the New Registration Statement, the offering of securities under the Source Registration Statement terminated, with $404,069,953.42 of the registrant's securities remaining unsold under the Source Registration Statement. The registrant previously paid a filing fee of $59,640.73 (the "Remaining Fee") for such unsold securities. The registrant carried forward to the New Registration Statement $250,000,000 of securities that were previously registered under the Source Registration State, utilizing $36,900 of the Remaining Fee. As a result, following the filing of the New Registration Statement, the registrant still had $22,740.73 of the Remaining Fee available for application to subsequent registration statements. In accordance with Rule 457(p) of the Securities Act, such unused filing fees are being used to offset the filing fee currently due for this Registration Statement.